Exhibit 32.3
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Digital Realty Trust, Inc., in its capacity as the sole general partner of Digital Realty Trust, L.P. (the “Operating Partnership”), hereby certifies, to such officer’s knowledge, that:

(i)
the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended September 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership at the dates and for the periods indicated.

Dated:	November 2, 2018
/s/ A. WILLIAM STEIN
A. William Stein
Chief Executive Officer
(Principal Executive Officer)
Digital Realty Trust, Inc., sole general partner of
Digital Realty Trust, L.P.
Pursuant to Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Operating Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any registration statement of the Operating Partnership filed under the Securities Act of 1933, as amended.
A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.